UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 31, 2020
____________________

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	WEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 31, 2020, as part of WEC Energy Group, Inc.’s (the “Company”) long-term succession plan, the Board of Directors of the Company (the “Board”) approved certain management changes.

The Board appointed Scott J. Lauber, age 54, to the position of Senior Executive Vice President and Chief Operating Officer, effective June 1, 2020. Mr. Lauber will report to J. Kevin Fletcher, President and Chief Executive Officer, and continue to serve as a member of the Office of the Chair. Mr. Lauber, currently Senior Executive Vice President and Chief Financial Officer of the Company, has held a number of positions with increasing responsibilities since joining the Company in 1990. He was appointed Senior Executive Vice President effective February 2019 and Chief Financial Officer effective April 2016. Prior to these appointments, Mr. Lauber held the following positions with the Company: Executive Vice President from April 2016 to February 2019; Treasurer from October 2018 to October 2019 and February 2013 to March 2016; and Vice President from February 2013 to March 2016.

In connection with his appointment as Senior Executive Vice President and Chief Operating Officer, Mr. Lauber’s annual base salary will be $800,000 and his target award under the Company’s short-term performance plan will be 85% of base salary, both prorated to June 1, 2020. Mr. Lauber’s target under the Company’s long-term incentive plan will be 230% of base salary. A copy of Mr. Lauber’s offer letter is attached hereto as Exhibit 10.1.

The Board also appointed Xia Liu, age 50, as Executive Vice President and Chief Financial Officer, effective June 1, 2020. Ms. Liu will report to Mr. Fletcher and will serve as a member of the Office of the Chair. Ms. Liu has served as Executive Vice President and Chief Financial Officer of CenterPoint Energy, Inc. since April 2019. CenterPoint is a public utility holding company whose operating subsidiaries provide electric and natural gas service to customers in parts of the South and Midwest. Prior to that role, Ms. Liu served as Executive Vice President, Chief Financial Officer and Treasurer of Georgia Power Company, a utility subsidiary of The Southern Company that provides electric service to customers throughout Georgia, from October 2017 to April 2019. Before that, she served as Vice President, Chief Financial Officer and Treasurer of Gulf Power Company, formerly a utility subsidiary of The Southern Company serving customers in northwest Florida, from July 2015 to October 2017.

In connection with Ms. Liu’s appointment as Executive Vice President and Chief Financial Officer, her base salary will be $710,000 and her target award under the Company’s short-term performance plan will be 80% of base salary, both prorated to her June 1, 2020 start date. Ms. Liu’s target under the Company’s long-term incentive plan will be 225% of base salary; she will receive long-term awards at this target level effective June 1, 2020. Ms. Liu will also receive a signing bonus of $100,000 and a one-time restricted stock award valued at $400,000. The foregoing summary of Ms. Liu’s compensation arrangement is qualified in its entirety by reference to Ms. Liu’s offer letter, which is attached hereto as Exhibit 10.2 and incorporated by reference into this Item 5.02.

As previously disclosed, Frederick D. Kuester, Senior Executive Vice President, notified the Company of his intent to retire. His effective retirement date is still to be determined. Mr. Kuester will be working closely with Mr. Lauber until retirement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Mr. Lauber’s Offer Letter
10.2	Ms. Liu’s Offer Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: April 2, 2020	William J. Guc, Vice President and Controller

3